UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 27, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2009, pursuant to the terms of a subscription agreement dated April 27, 2009 (in substantially the form attached hereto as Exhibit 10.66, the “Subscription Agreement”) and for a total purchase price of $500,000, the Company issued to Steven F. Butterfield, Living Trust U/A/D 01/12/1999 (i) 500 shares of Series F Convertible Preferred Stock, no par value per share (the “Series F Preferred Shares”) and (ii) a warrant (in substantially the form filed herewith as Exhibit 4.60, the “Warrant”) to purchase 2,857,143 shares of the Company’s common stock, no par value per share (“Common Stock”), at a price of $0.0875 per share.

Per the terms set forth in the Certificate of Designations of Rights and Preferences of Series F Convertible Preferred Stock (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 27, 2009, and incorporated herein by reference, the “Certificate of Designations”), the 500 Series F Preferred Shares are convertible, at the option of the holder, into a total of 7,142,857 shares of Common Stock. The Series F Preferred Shares are also subject to certain automatic conversion provisions, and carry such other rights and restrictions, as are set forth in the Certificate of Designations.

The Warrant is exercisable until April 27, 2014, at an exercise price of $0.0875 per share, subject to adjustment as provided therein (the “Exercise Price”). The Warrant is subject to a repurchase right under which the Company may repurchase any shares of Common Stock issued upon exercise of the Warrant, at a price of $0.01 per share, at any time at which the weighted average price (as defined in the Warrant) of the Common Stock is at or above the Exercise Price for twenty consecutive trading days.

Item 3.02	Unregistered Sales of Equity Securities

As described under Item 1.01 above, on April 27, 2009, the Company sold 500 Series F Preferred Shares and a Warrant for the purchase of 2,857,143 shares of Common Stock for a total purchase price of $500,000. See Item 1.01 for a description of the Warrant, the Series F Preferred Shares, and the Subscription Agreement.

The sale of the Series F Preferred Shares and the Warrant was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Reese resigned as director of the Company effective May 6, 2009. Prior to his resignation, Mr. Reese served as Chairman of the Company’s Audit Committee.

Also effective May 6, 2009, the Board of Directors appointed Bruce C. Friedman as a director of the Company to fill the vacancy created by Mr. Reese’s resignation. Mr. Friedman was simultaneously named Chairman of the Company’s Audit Committee.

Mr. Friedman has entered into a series of transactions since the beginning of the Company’s 2008 fiscal year in which he made loans to the Company. The table below provides the required information on each loan.

Date of Loan	Original Amount of Loan	Largest Aggregate Amount of Principal Outstanding During the Period	Amount of Principal Outstanding as of March 31, 2009	Amount of Principal Paid During the Period	Amount of Interest Paid During the Period	Interest Rate Payable on Loan
February 8, 2008	$100,000(1)	$100,000	$50,000	$50,000	-	12%
April 25, 2008	$50,000(2)	$50,000	$25,000	$25,000	-	12%
May 1, 2008	$50,000(3)	$50,000	$25,000	$25,000	-	12%
September 26, 2008	$50,000(4)	$50,000	$55,000	-	-	12%

(1)

This transaction included a $10,000 loan fee and warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a five-year expiration period.

(2)

This transaction included a $5,000 loan fee and warrants to purchase 500,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a five-year expiration period.

(3)

This transaction included a $5,000 loan fee and warrants to purchase 500,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a five-year expiration period.

(4)

This transaction included a $5,000 loan fee and warrants to purchase 500,000 shares of common stock at an exercise price of $0.10 per share, vested immediately upon the date of grant with a five-year expiration period.

Additionally, on May 9, 2008, Mr. Friedman entered into a Purchase Agreement with the Company whereby he sold to the Company the rights to a toll-free telephone number in exchange for 100,000 shares of the Company’s common stock, valued at $10,000.

As a result of Mr. Friedman agreeing to serve as a director of the Company, the Board of Directors has agreed to grant to Mr. Friedman options to purchase 3,000,000 shares of the Company’s common stock, no par value, pursuant to the Company’s 2004 Stock Incentive Plan. The options are exercisable at $0.07 per share, vesting at 1/36th each month over a three year period. The options will expire three years from the grant date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.60	Form of Warrant

10.66	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	May 8, 2009
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Financial Officer